EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Robert S. Schneider

U.S.I. Holdings Corporation
415-983-0100
rschneider@usi.biz

U.S.I. Holdings Corporation Reports Improved Financial Results for the Fourth Quarter of 2002

San Francisco, CA, February 12, 2003 – U.S.I. Holdings Corporation (“USI”), (NASDAQ:USIH) today reported its financial results for the fourth quarter ended December 31, 2002. USI completed its initial public offering (“IPO”) during the fourth quarter, on October 25, 2002; accordingly, the impact of that offering is not reflected in the financial results over the entire reporting period.

Revenues for the quarter increased $6.8 million, or 8.0%, to $91.2 million from $84.4 million recorded during the same period in 2001.  Excluding the impact of the culling of low margin administration business, revenues for the quarter increased 8.3%.

Beginning in 2001, USI implemented a plan for improving operational efficiencies.  The ongoing execution of these strategies improved EBITDA margin (EBITDA as a percentage of revenues) for the quarter to 26.0% compared to 18.2% recorded during the same period in 2001. USI defines EBITDA as revenues less compensation and employee benefits and other operating expenses.  In the fourth quarter of 2001, EBITDA was adjusted to exclude charges principally related to integration efforts.  In the fourth quarter of 2002, there were no adjustments to EBITDA.

Net income from continuing operations for the quarter increased $33.1 million to $10.8 million from a loss of $22.3 million recorded during the same period in 2001. Results for the period were positively affected by (i) reduction in compensation and other operating expenses principally due to the integration efforts in the fourth quarter of 2001, (ii) improvement in performance in the operations, and (iii) the reduction in the amortization of intangible assets principally due to the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

Revenues for the year 2002 increased $16.6 million, or 5.3%, to $328.2 million from $311.6 million recorded in 2001. Excluding the impact of the culling of low margin administration business, revenues for the year increased 8.1% from 2001. Net income from continuing operations for the year increased $45.6 million to $10.9 million from a net loss of $34.7 million recorded in 2001.  Results for the year were positively affected by (i) the items described in the discussion of fourth quarter results above, (ii) gain from the reduction in the book value of the redeemable common stock warrants and stock appreciation rights, and (iii) reduction in interest expense resulting from lower interest rates and reduction in debt.

The income tax provision from continuing operations for the fourth quarter of 2002 reflects a tax benefit resulting from the true-up of the deferred tax valuation allowance.  This was a result of  deferred credits created by contingent purchase price payments on prior years’ acquisitions.  Federal income taxes have not been provided in 2002 due to our net operating loss position.

Upon the consummation of USI’s IPO, all the outstanding preferred stock was converted into common stock during the fourth quarter.  As a result, weighted average shares and per share data for the fourth quarter as compared to the same period in 2001 are not meaningful and are not provided in this press release but will be provided in the Form 10-K for 2002, which will be filed with the Securities and Exchange Commission by March 31, 2003.  The number of common shares outstanding as of December 31, 2002, was 44.6 million.

“For the fourth quarter, our financial results reflect our two pronged strategy for consistent organic revenue growth balanced with driving continuing operational efficiencies,”  said David L. Eslick, Chairman, President and CEO.  Mr. Eslick added “We are pleased that our hard work over the last two years is now being reflected in our financial performance.”

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. It is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of USI’s operations with those businesses or assets USI has acquired or may acquire in the future and the failure to realize the expected benefits of such integration;  future regulatory actions and conditions in the states in which it conducts its business; and USI’s level of indebtedness and debt service requirements. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About U.S.I. Holdings Corporation
Founded in 1994, USI is a leading distributor of insurance and financial products and services to small and mid-sized businesses throughout the United States.  USI is headquartered in San Francisco and operates out of 58 offices in 20 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.

U.S.I. Holdings Corporation and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2002	2001	2002	2001

	(Amounts in Thousands)
Revenues:
Commissions and fees	$90,570	$83,731	$325,548	$308,349
Investment income	638	694	2,648	3,230

Total Revenues	91,208	84,425	328,196	311,579
Expenses:
Compensation and employee benefits	50,862	60,539	200,982	200,215
Change in value of stock appreciation rights	—	3,092	(2,995)	3,092
Value of stock options exchanged for stock appreciation rights	1,269	—	1,269	—
Grant of restricted stock units	1,042	—	1,042	—
Other operating expenses	16,653	26,505	68,779	76,371
Amortization of intangible assets	5,475	8,726	21,326	32,908
Depreciation	2,169	4,049	11,053	12,818
Interest	3,406	5,247	17,782	24,091
Change in value of redeemable common stock warrants	—	1,406	(4,070)	1,406
Expense on early retirement of debt	1,950	—	2,610	—

Total Expenses	82,826	109,564	317,778	350,901

Income (loss) from continuing operations before income tax benefit	8,382	(25,139)	10,418	(39,322)
Income tax benefit	(2,438)	(2,794)	(518)	(4,645)

Net Income (Loss) From Continuing Operations	10,820	(22,345)	10,936	(34,677)
Loss from discontinued operations, net	(268)	(57,934)	(13,751)	(61,806)

Net Income (Loss)	$10,552	$(80,279)	$(2,815)	$(96,483)

U.S.I. Holdings Corporation and Subsidiaries
Consolidated Balance Sheets

	December 31, 2002	December 31, 2001

	(Amounts in Thousands, Except Per Share Data)
Assets
Current assets:
Cash and cash equivalents	$21,374	$30,832
Fiduciary funds--restricted	77,931	76,996
Premiums and commissions receivable, net of allowance for bad debts of $1,730 and $2,074, respectively	161,450	156,734
Receivable from sale of discontinued operations	1,713	—
Other	12,304	7,966
Current assets held for discontinued operations	1,063	24,359

Total current assets	275,835	296,887
Goodwill (net of accumulated amortization of $40,195 for 2002 and 2001, respectively)	188,110	176,793
Other intangible assets:
Expiration rights	178,911	167,234
Covenants not-to-compete	38,671	38,431
Other	3,701	8,117

	221,283	213,782
Accumulated amortization	(129,263)	(108,386)

	92,020	105,396
Property and equipment, net	20,961	25,470
Other assets	2,551	4,515
Asset held for discontinued operations	29	21,799

Total Assets	$579,506	$630,860

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$179,032	$174,482
Accrued expenses	49,293	42,358
Current portion of long-term debt	32,871	37,086
Other	5,937	6,741
Current liabilities held for discontinued operations	1,472	24,386

Total current liabilities	268,605	285,053
Long-term debt	103,964	212,950
Other liabilities	2,836	5,653
Liabilities held for discontinued operations	—	2,733

Total Liabilities	375,405	506,389

Commitments and contingencies
Redeemable securities:
Redeemable common stock—par value $.01, 2,208 shares issued and outstanding	21,302	—
Redeemable preferred stock—par value $.01—aggregate liquidation preference $0 and $36,955, respectively	—	27,801
Redeemable common stock warrants	—	4,300

Total Redeemable Securities	21,302	32,101

Stockholders’ equity (a):
Preferred stock—Series A through Y—par $.01—aggregate liquidation preference $0 and $435,299, respectively	—	569
Common stock—voting—par $.01, 300,000 and 135,000 shares authorized; 42,440 and 754 shares issued and outstanding, respectively	424	8
Common stock—nonvoting—par $.01, 10,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	480,082	288,565
Retained deficit	(297,707)	(196,772)

Total Stockholders’ Equity	182,799	92,370

Total Liabilities, Redeemable Securities and Stockholders’ Equity	$579,506	$630,860

U.S.I. Holdings Corporation and Subsidiaries
Calculation of Adjusted Net Income plus Amortization of Intangible Assets

	For the Three Months Ended December 31,

	2002				2001

	GAAP Results	Adjustments	Adjusted Results		GAAP Results	Adjustments	Adjusted Results

	(Amounts in Thousands)
Revenues	$91,208	$—	$91,208		$84,425	$—	$84,425
Compensation and employee benefits	50,862	—	50,862		60,539	(7,680)	52,859
Other operating expenses	16,653	—	16,653		26,505	(10,326)	16,179

	23,693	—	23,693	(a)	(2,619)	18,006	15,387 (a)
Stock appreciation rights/exchange/restricted stock grant	2,311	(2,311)	—		3,092	(3,092)	—
Amortization of intangible assets	5,475	—	5,475		8,726	—	8,726
Depreciation	2,169	—	2,169		4,049	—	4,049
Interest	3,406	—	3,406		5,247	—	5,247
Change in value of redeemable common stock warrants	—	—	—		1,406	(1,406)	—
Expense on early retirement of debt	1,950	(1,950)	—		—	—	—

Income (loss) from continuing operations before	8,382	4,261	12,643		(25,139)	22,504	(2,635)
Income tax expense (benefit)	(2,438)	7,622	5,184		(2,794)	428	(2,366)

Net Income (Loss) From Continuing Operations	10,820	(3,361)	7,459		(22,345)	22,076	(269)
Loss from discontinued operations	(268)	268	—		(57,934)	57,934	—

Net Income (Loss)	$10,552	$(3,093)	7,459		$(80,279)	$80,010	$(269)

Addback:
Amortization of Intangible Assets			5,475				8,726

Adjusted Net Income plus Amortization of Intangible Assets			$12,934				$8,457

(a)

USI defines EBITDA as revenues less compensation and employee benefits and other operating expenses.  In the fourth quarter of 2001, EBITDA was adjusted to exclude charges principally related to integration efforts.  USI presents EBITDA because it is a relevant and useful indicator of operating profitability and ability to incur and service debt.  EBITDA margin (EBITDA as a percentage of revenues) is presented because it is a relevant and useful indicator in understanding operating efficiency.  You should not consider these financial measures as alternatives to other financial measures determined in accordance with GAAP.

U.S.I. Holdings Corporation and Subsidiaries
Calculation of Revenue Growth

	For the Three Months Ended December 31,

			Change

	2002	2001	Amount	Percent

	(Amounts in Thousands)

Revenues, per GAAP results	$91,208	$84,425	$6,783	8.0%

Less -
Culling of Low Margin Administration Business	(334)	(503)	169

Revenues, as Adjusted	$90,874	$83,922	$6,952	8.3%

	For the Twelve Months Ended December 31,

			Change

	2002	2001	Amount	Percent

	(Amounts in Thousands)
Revenues, per GAAP results	$328,196	$311,579	$16,617	5.3%

Less -
Culling of Low Margin Administration Business	(1,051)	(8,810)	7,759

Revenues, as Adjusted	$327,145	$302,769	$24,376	8.1%